UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2015

TIME WARNER CABLE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33335	84-1496755
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

60 Columbus Circle, New York, New York 10023

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 364-8200

                             Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)        The 2015 Annual Meeting of stockholders of Time Warner Cable Inc. (the “Company”) was held on July 1, 2015.

(b)        At the 2015 Annual Meeting, the stockholders elected all of the Company’s nominees for director; ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2015; and approved the advisory vote on the Company’s executive compensation. Stockholder proposals regarding (i) disclosure of lobbying activities and (ii) prohibition on accelerated vesting of equity awards in a change in control failed having received “for” votes from less than a majority of the votes duly cast by the holders of the Company’s common stock, par value $0.01 per share.

A.	Election of Directors:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Carole Black	164,068,742	65,426,023	3,838,764	13,390,514
Thomas H. Castro	228,220,227	1,285,775	3,827,527	13,390,514
David C. Chang	227,487,397	2,015,781	3,830,351	13,390,514
James E. Copeland, Jr.	228,217,307	1,287,275	3,828,947	13,390,514
Peter R. Haje	157,105,711	72,375,120	3,852,698	13,390,514
Donna A. James	228,664,025	833,012	3,836,492	13,390,514
Don Logan	227,794,806	1,701,484	3,837,239	13,390,514
Robert D. Marcus	222,133,004	4,962,245	6,238,280	13,390,514
N.J. Nicholas, Jr.	163,872,306	65,645,841	3,815,382	13,390,514
Wayne H. Pace	227,680,187	1,800,315	3,853,027	13,390,514
Edward D. Shirley	164,135,279	65,384,499	3,813,751	13,390,514
John E. Sununu	225,718,323	3,801,604	3,813,602	13,390,514

B.	Ratification of Ernst & Young LLP as Independent Auditors:

Votes For	241,036,182
Votes Against	1,768,485
Abstentions	3,919,376

C.	Advisory Vote on Executive Compensation:

Votes For	131,065,973
Votes Against	101,217,519
Abstentions	1,050,037
Broker Non-Votes	13,390,514

D.	Stockholder Proposal Regarding Disclosure of Lobbying Activities:

Votes For	61,156,835
Votes Against	160,477,369
Abstentions	11,699,325
Broker Non-Votes	13,390,514

E.	Stockholder Proposal Regarding Prohibition on Accelerated Vesting of Equity Awards in a Change in Control:

Votes For	59,857,815
Votes Against	168,210,729
Abstentions	5,264,985
Broker Non-Votes	13,390,514

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER CABLE INC.

By:	/s/ Marc Lawrence-Apfelbaum
	Name:	Marc Lawrence-Apfelbaum
	Title:	Executive Vice President, General Counsel and Secretary

Date: July 6, 2015